Exhibit 10.3

Name:	[●]
Number of Restricted Stock Units subject to Award:	[●]
Date of Grant:	[●]

ACCELERON PHARMA INC.
2013 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement (this “Agreement”) evidences an award (this “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Acceleron Pharma Inc. (the “Company”) to the undersigned (the “Participant”) pursuant and subject to the terms and conditions of the Acceleron Pharma Inc. 2013 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.	Restricted Stock Unit Award.
On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant this Award, consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of this Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.	Vesting Conditions; Termination of Employment; Change in Control.
(a)Vesting Conditions. Except as provided in Section 2(b) and Section 2(c) below, this Award shall vest:
(i)on the two-year anniversary of the Date of Grant (the “Initial Vesting Date”) as to any Restricted Stock Unit that became an Earned Unit on or prior to the Initial Vesting Date, and
(ii)following the Initial Vesting Date, as follows: (A) on each subsequent “Determination Date” (as such term is defined in Schedule A) as to any Restricted Stock Unit that is then determined in accordance with Schedule A to have become an Earned Unit, and (B) on the four-year anniversary of the Date of Grant with respect to any remaining unvested Restricted Stock Units;
provided, that no Restricted Stock Units shall vest pursuant to this Section 2(a) unless the Participant has remained in continuous Employment from the Date of Grant through the applicable vesting date. For all purposes of this Agreement, Earned Units shall be determined in accordance with, and the term “Earned Units” shall have the meaning assigned to such term in, Schedule A.

(b)Termination of Employment. Automatically and immediately upon the termination of the Participant’s Employment for any reason, all outstanding Restricted Stock Units, if any, shall terminate and be forfeited for no consideration, subject to the following special rules:
(i)any Restricted Stock Units that had already vested but had not yet been settled pursuant to Section 3 below at the time of such termination of Employment shall remain outstanding until settlement in the ordinary course pursuant to Section 3 below; provided, that this Section 2(b)(i) shall not apply if the termination of the Participant’s Employment was a termination by the Company or its Affiliates in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or occurred in circumstances that in the determination of the Administrator would have entitled the Company or its Affiliates to terminate the Participant’s Employment for Cause (“Cause Circumstances”); and
(ii)if the Participant’s Employment is terminated by the Company or its Affiliates without Cause and in the absence of any Cause Circumstances or is terminated by the Participant for Good Reason (as such term is defined in the Participant’s employment agreement with the Company, to the extent such agreement remains in effect), and if such termination occurs on or prior to the Initial Vesting Date, any Restricted Stock Units previously determined to have become Earned Units shall vest immediately upon such termination.
(c)Change in Control. Notwithstanding the foregoing,
(i)if a Change in Control occurs and this Award is not continued or assumed (including by the grant of a substitute award) in connection with the Change in Control, all then outstanding and unvested Restricted Stock Units shall vest immediately upon the Change in Control, and
(ii)if a Change in Control occurs and this Award is continued or assumed (including by the grant of a substitute award) in connection with the Change in Control, and if within one year following the date of the Change in Control the Participant’s Employment is terminated, without Cause and in the absence of Cause Circumstances or is terminated by the Participant for Good Reason, all unvested Restricted Stock Units that are outstanding immediately prior to such termination shall vest immediately upon such termination. In any case where this Section 2(c)(ii) applies, references in this Agreement to “Restricted Stock Unit” shall include any continued, assumed or substitute award referred to in the preceding sentence.

3.	Delivery of Shares.
The Company shall, as soon as practicable upon the vesting of a Restricted Stock Unit but in no event later than thirty (30) days following the date of vesting, transfer one (1) share of Stock to the Participant (or, in the event of the Participant’s death, to the person to whom this Award has passed by will or the laws of descent and distribution). No shares of Stock will be transferred pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been satisfied. Subject to the immediately preceding sentence and to Section 7 of the Plan, any shares of Stock to be transferred in connection with Restricted Stock Units vesting under Section 2(c)(i) shall be transferred on a basis that to the satisfaction of the Administrator is consistent with the Participant being treated as a shareholder with respect to such shares in connection with the Change in Control.

4.	Forfeiture; Recovery of Compensation.
The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights under this Award, and those of any permitted transferee of this Award, including the right to any shares of Stock acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

5.	Dividends; Other Rights.
This Award shall not be interpreted to bestow upon the Participant any equity interest or ownership     in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock (if any) to the Participant. The Participant is not entitled to vote any shares of Stock by reason of the granting of this Award nor is the Participant entitled to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Participant hereunder. The Participant shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6.	Certain Tax Matters.
The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to this Award. This Award is intended to be exempt from Section 409A as a “short term deferral” arrangement and shall be so construed, but in no event shall the Company or any of its Affiliates have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

7.	Covered Transaction.
In the event of a Covered Transaction that is not a Change in Control, the Administrator may require that any amounts delivered, exchanged, or otherwise paid in respect of the outstanding and then unvested portion of this Award be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

8.	Withholding.
(a)    No shares of Stock will be delivered pursuant to this Award unless and until the Participant shall have remitted to the Company in cash or by check an amount sufficient to satisfy any federal, state or local withholding tax requirements or tax payments, or shall have made other arrangements satisfactory to the Administrator with respect to such taxes.

(b)    The Participant acknowledges and agrees that the minimum federal, state and local tax withholding due in connection with the vesting and settlement of the Restricted Stock Units (or portion thereof) may, in the Administrator’s sole discretion, be satisfied by the Company, pursuant to such procedures as it may specify from time to time, withholding a number of shares of Stock otherwise deliverable upon settlement of the Restricted Stock Units (or portion thereof) having an aggregate fair market value sufficient to satisfy all or part, as determined by the Administrator, of such federal, state and local withholding tax requirements. In addition, the Administrator hereby reserves the discretion to use any one or more methods permitted by the Plan to satisfy the Participant’s obligations with respect to the federal, state and local withholding tax requirements attributable to the Restricted Stock Units, or portion thereof, being settled.

(c)    The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9.	Transfer of Award.
This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

10.	Effect on Employment.
Neither the grant of this Award, nor the issuance of Stock upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

11.	Provisions of the Plan.
This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting all or any part of this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

12.	Meaning of Certain Terms.
Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. For purposes of this Award, the following term has the following meaning:
“Change in Control” means (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an entity whose equity interests are held, directly or indirectly, entirely by the same persons and in the same proportions as the equity interests of the Company.

13.	Acknowledgements.
The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

ACCELERON PHARMA INC.

By:___________________________
Name:
Title:
Dated:

Acknowledged and Agreed:

By_______________________
[Participant’s Name]

In connection with grants of restricted stock units under the 2013 Equity Incentive Plan, it is the Company’s policy to provide the recipient with a copy of the Prospectus for the Plan. Please sign below to acknowledge receipt of the Prospectus. If you have not received the Prospectus, please contact a representative of the Company.

I acknowledge receipt of a Prospectus for the 2013 Equity Incentive Plan.

By_______________________
[Participant’s Name]

Schedule A